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                                EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 22, 2204, accompanying the 2003 consolidated financial statement included in the Annual Report of Royal Bancshares of Pennsylvania, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Royal Bancshares of Pennsylvania, Inc. and Subsidiaries on Form S-8 (File No. 333-25855, effective April 25, 1997; File No. 333-129894, effective November 22, 2005).



/s/ Grant Thornton, LLP

Philadelphia, Pennsylvania
March 14, 2006